UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 24, 2014

KENNEDY-WILSON HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-33824	26-0508760
(Commission File Number)	(IRS Employer Identification No.)

9701 Wilshire Blvd., Suite 700 Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD DISCLOSURE
On September 24, 2014, Kennedy Wilson Europe Real Estate plc (“KWE,” LSE: KWE), issued a release announcing that it has completed a £184 million asset-financing secured by a portfolio of real estate properties owned by KWE. A copy of the release is furnished herewith as Exhibit 99.1. Kennedy-Wilson Holdings, Inc. (the “Company”) currently owns approximately 13.3% of the total issued share capital of KWE. A wholly-owned subsidiary of the Company incorporated in Jersey also serves as KWE’s external manager pursuant to an investment management agreement.
The information in this report (including Exhibit 99.1) is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing.
ITEM 8.01. OTHER EVENTS
On September 24, 2014, KWE completed a £184 million asset-financing. The loan is secured by a mixed use portfolio of real estate assets that was acquired by KWE in June 2014. The portfolio comprises of 21 real estate assets located in England and Scotland, consisting of 11 office assets, nine retail assets and one industrial asset. The portfolio includes the freehold of 11 real estate assets and a leasehold interest in relation to 10 real estate assets. As of August 31, 2014, the portfolio consisted of approximately 2.5 million square feet and had an occupancy rate of approximately 88% (by area).
The loan was arranged with the Royal Bank of Scotland plc and has a five year term. The Company is not a party to, and has no direct rights or obligations under, the loan agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

99.1	Kennedy Wilson Europe Real Estate plc RNS release dated September 24, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2014	Kennedy-Wilson Holdings, Inc. By: /S/ JUSTIN ENBODY Justin Enbody Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Kennedy Wilson Europe Real Estate plc RNS release dated September 24, 2014.